                                                                   EXHIBIT 99.2

                         THE SWISS HELVETIA FUND, INC.
                             OFFICER'S CERTIFICATE

   I, Sara M. Morris, do hereby certify that I am duly elected and acting Assistant Treasurer of The Swiss Helvetia Fund, Inc., (the "Fund") a Delaware corporation; that the following is full, true and correct copies of certain resolutions adopted by the Board of Directors of the Fund on September 21, 2006, and that such resolutions have not been rescinded, amended or modified and on the date hereof is in full force and effect:

   RESOLVED, that it is the determination of the Board of Directors (the "Board") of The Swiss Helvetia Fund, Inc. (the "Fund") that the Fidelity Bond (the "Bond") issued by ICI Mutual Insurance Company effective November 1, 2006 through October 31, 2007 in the amount of $750,000 is reasonable and is in the best interests of the Fund; and be it further

   RESOLVED, that the appropriate officers of the Fund be, and each hereby is, authorized and directed to prepare, execute and file such supplements to the Bond and to pay all premiums and make such filings as may be necessary to maintain or increase the current amount of fidelity bond coverage in accordance with the Investment Company Act of 1940, and the rules thereunder; and be it further

   RESOLVED, that the appropriate officers of the Fund be, and each hereby is, authorized and directed to make the filings and provide the notices required by Rule 17g-1(g) of the Investment Company Act of 1940; and be it further

   IN WITNESS WHEREOF, I have hereunto signed my name this 12/th/ day of January, 2007.

                                                  /s/ Sara M. Morris
                                                  -----------------------------
                                                  Sara M. Morris
                                                  Assistant Treasurer

   I, Frederick Skillin, Assistant Treasurer of the Fund, hereby do certify that on this 12/th/ day of January 2007, Sara M. Morris is the duly elected Assistant Treasurer of the Fund and that signature above is her genuine signature.

                                                  /s/ Frederick Skillin
                                                  -----------------------------
                                                  Frederick Skillin
                                                  Assistant Treasurer